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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 of our report dated February 22, 1996, on our audits of the financial statements and financial statement schedule of Pacific Telesis Group as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report is included in Pacific Telesis Group's 1996 Proxy Statement. We also consent to the reference to our firm under the caption "Independent Public Accountants."

/s/ Coopers & Lybrand L.L.P.

San Francisco, California
October 22, 1996